EXHIBIT INDEX


Exhibit (d)(3):     Investment Advisory Agreement between American Express
                    Financial Corporation and American Express Asset
                    Management International dated April 9, 1998

Exhibit (h)(1):     Transfer Agency and Administrative Services Agreement
                    between World Trust, on behalf of Emerging Markets
                    Portfolio, World Growth Portfolio, World Income Portfolio, and World Technologies Portfolio and American Express
                    Client Service Corporation dated Jan. 1, 1998

Exhibit (n):        Financial Data Schedules

Exhibit (p)(1):     Trustees' Power of Attorney to sign Amendments to this
                    Registration Statement, dated January 7, 1998

Exhibit (p)(3):     Officer Power of Attorney to sign Amendments to this
                    Registration Statement dated November 24, 1998